UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K-A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported:) September 9, 1997
                                                        -----------------


                             NORWOOD FINANCIAL CORP.
             (Exact name of Registrant as specified in its Charter)



Pennsylvania                        0-28366                     23-2828306
------------                        -------                     ----------
(State or other jurisdiction        (Commission                 (IRS Employer
of incorporation)                   File Number)             Identification No.)




717 Main Street, Honesdale, Pennsylvania                       18341
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (717)253-1455
                                                    -------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)




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                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 4.  Change in Registrant's Certifying Auditors
         ------------------------------------------

         On September 9, 1997, the Board of Directors of Norwood Financial Corp., Honesdale, Pennsylvania, ("Corporation") unanimously determined that it would discontinue the engagement of S.R. Snodgrass, A.C., Wexford, Pennsylvania, ("SRS"), as its independent auditors and determined that the Corporation will engage Beard & Company, Inc., Certified Public Accountants, Reading Pennsylvania, ("Beard"), as the Corporation's auditors for the fiscal year ending December 31, 1997. The Corporation's decisions were effective September 9, 1997.

         SRS audited the consolidated financial statements of the Corporation for the years ended December 31, 1996 and 1995. The termination of SRS was not due to any disagreements with SRS as to any matters of accounting policies, procedures or practices or with respect to financial statement disclosure. SRS's report on the financial statements for the last two fiscal years of the Corporation did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two fiscal years ended December 31, 1996 and 1995 and the subsequent interim period preceding the termination of SRS, there were no disagreements with SRS on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SRS, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         During the Corporation's fiscal years ended December 31, 1996 and 1995 and the subsequent interim period preceding SRS's termination, SRS did not advise the Corporation of any of the following:

         (A) that the internal controls necessary for the Corporation to develop reliable financial statements did not exist;

         (B) that information had come to SRS's attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

         (C)(1) of the need to expand significantly the scope of the Corporation's audit, or that information had come to SRS's attention during such time period that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements); or (ii) cause it to be unwilling to rely on management's


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representations  or be associated with the Corporation's  financial  statements,
and

         (2) that due to SRS's termination, or for another reason, SRS did not so expand the scope of its audit or conduct such further investigation; or

         (D)(1) that information had come to SRS's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to SRS's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and

         (2) due to SRS's termination, or for any other reason, the issue has not been resolved to SRS's satisfaction prior to its termination.

         During the Corporation's two fiscal years ended December 31, 1996 and 1995 and the subsequent interim period preceding Beard's appointment, the Corporation did not consult Beard regarding the application of accounting principles, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements.

         SRS has been requested by the Corporation to review this disclosure and furnish Corporation with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by Corporation with respect to SRS. A copy of SRS's response will be filed by amendment.

Item 7.   Financial Statements, Pro Forma Financial
                  Information and Exhibits
                  ---------------------------------

         (c)      Exhibits:

                  16     Response of S.R. Snodgrass, A.C.*

* To be filed by amendment.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       NORWOOD FINANCIAL CORP.


Date:    September 30, 1997            By:      /s/Lewis J. Critelli
         ------------------                     -------------------------------
                                                Lewis J. Critelli
                                                Senior Vice President and Chief
                                                Financial Officer